CIB MARINE BANCSHARES, INC.

Shareholder Information Call

December 18, 2009

Introduction of the Call

John Hickey, Chairman and CEO

Forward-Looking Statements

Some of the information discussed during today's Shareholder Informational Call and contained in the following presentation may contain projections or other forward-looking statements regarding future events or the future financial performance of CIB Marine. We wish to caution you that these statements are only projections or estimates of future events. Actual events or results may differ materially. Forward-looking statements included herein are made as of the date hereof, and CIB Marine undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances. We refer you to the documents that CIB Marine files from time to time with the Securities and Exchange Commission, specifically, our most recent Form 10-K and Form 10-Q, for information about factors that could affect actual results.

Current Updates for the Shareholders

John Hickey, Chairman and CEO

Key Events of 2008-09

- Banks restricted from paying dividends to the Company
- Difficult to find a strategic partner given the TruPS uncertainty and deterioration of the banking market
- Sold deposits, branches, and most loans of Citrus Bank to 1st United, local Florida banking company
- Proceeds from sale and other cash available to the parent were inadequate to bring TruPS current
- Expiration of maximum five-year deferral of payments under the TruPS

Key Events of 2008-09

- Company in technical default of TruPS as of the end of April 2009 - $60 million in principal and $43 million of interest due as of default date
- Attempted negotiations with TruPS holders – offered restructure; could not get required votes
- Revised plan for prepackaged Chapter 11 bankruptcy – filed September 15, 2009; confirmed by the Court October 29, 2009
- Effective date of Plan expected by year-end 2009

Post-Restructure

- Exchange TruPS principal and interest for $60 million in Noncumulative Perpetual Preferred Stock – strengthens consolidated equity
- Rights of the common shareholders were preserved through the restructuring/bankruptcy
- We have managed resources and our balance sheet carefully during 2008 and 2009 and have had little unintended loss of client relationships and staff

Post-Restructure

- 2010 goal is to bring bank subsidiary to profitability by 4th quarter; 2011 goal to bring consolidated company to profitability through cost reductions, credit quality improvement, and margin management.
- Hired Stifel, Nicolaus, investment banker, to find a strategic partner for CIB Marine
- Because of the difficult market, finding a partner may be challenging. Company is prepared to run independently as long as necessary.

Financial Performance

Edwin J. Depenbrok, Chief Financial Officer

CIB MARINE BANCSHARES, INC.

Consolidated Financial Highlights

(Debtor in Possession)

(Unaudited)

(dollars in thousands)

		September 30, 2009
Diluted earnings (loss) per share from continuing operations	$	(0.81)
Discontinued operations		0.04
Net loss	$	(0.77)
Net Interest Income	$	10,023
Provision		19,230
Noninterest Income		1,596
Noninterest Expense		23,050
Loss from continuing operations before income taxes		(30,661)
Income tax expense (benefit)		99
Loss from continuing operations		(30,760)
Net income (loss) from discontinued operations		711
Net loss	$	(30,049)
Total assets	$	779,661
Loans	$	510,794
Deposits	$	641,369
Equity (deficit)	$	(9,394)

CIB MARINE BANCSHARES, INC.
Consolidated Financial Highlights

	September 30, 2009 QTD
Key Ratios and Other Data:	
Net interest margin	1.60%
Noninterest income to average assets	0.25%
Efficiency Ratio	198.38%
Loss on average assets	-4.86%
Non performing loans to total loans	9.18%
Allowance for loan losses to total loans	3.99%
Number of employees - FTE	165
Number of branches	17

CIB MARINE BANCSHARES, INC.
Projected Impact of Restructuring on Capital Ratios

	September 30, 2009	As Adjusted
Total capital to risk weighted assets	-0.64%	17.41%
Tier 1 capital to risk weighted assets	-0.64%	16.14%
Tier 1 leverage to average assets	-0.50%	12.54%

Shareholder's

Questions & Comments

CIB MARINE BANCSHARES, INC.